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Exhibit 10.12

Firm Transportation Service Agreement
Rate Schedule FT

between

Cheyenne Plains Gas Pipeline Company, L.L.C.

and

OGE Energy Resources, Inc.

Dated: April 14, 2004, amended and restated as of: March 1, 2007

Transportation Service Agreement
Rate Schedule TF-1

        The Parties identified below, in consideration of their mutual promises, agree as follows:

1.
Transporter: CHEYENNE PLAINS GAS PIPELINE COMPANY, L.L.C.

2.
Shipper: OGE ENERGY RESOURCES, INC.

3.
Applicable Tariff: Transporter's FERC Gas Tariff, Original Volume No. 1, as the same is approved by the FERC subsequent to the issuance of a Certificate of Public Convenience and Necessity for the Cheyenne Plains Pipeline and as it may be amended or superseded from time to time ("the Tariff").

4.
Incorporation by Reference: This Agreement in all respects shall be subject to the provisions of Rate Schedule FT and to the applicable provisions of the General Terms and Conditions of the Tariff as filed with, and made effective by, the FERC as same may change from time to time.

5.
Transportation Service: Transportation Service at and between Primary Receipt Point(s) and Primary Delivery Point(s) shall be on a firm basis. Receipt and Delivery of quantities at Secondary Receipt Point(s) and/or Secondary Delivery Point(s) shall be in accordance with the Tariff.

6.
Receipt and Delivery Points: Shipper agrees to tender Gas for transportation service and Transporter agrees to accept receipt quantities at the Primary Receipt Point(s) identified in Exhibit "A." Transporter agrees to provide transportation service and deliver gas to Shipper (or for Shipper's account) at the Primary Delivery Point(s) identified in Exhibit "A." Minimum and maximum receipt and delivery pressures, as applicable, are listed on Exhibit "A."

7.
Rates and Surcharges: As set forth in Exhibit "B." Shipper shall pay the applicable maximum tariff rate unless otherwise provided. Transporter and Shipper may mutually agree to a discounted rate pursuant to the rate provisions of Rate Schedule FT.

8.
Negotiated Rate Agreement: Yes     X        No
9. Term of Agreement:	Beginning:	December 18, 2004.
	Extending through:	March 31, 2015.
10.
Effect on prior Agreement: When this Agreement becomes effective, it shall amend and restate the following agreement between the Parties: The Firm Transportation Service Agreement between Transporter and Shipper dated May 1, 2006, referred to as Transporter's Agreement No. 21004000B.

11.
Maximum Daily Quantity (MDQ):

MDQ (Dth/d)	Effective

60,000	03/01/07 - 12/31/07

40,000	01/01/08 - 03/31/15

12.
Notices, Statements, and Bills:

To Shipper: Invoices for Transportation: OGE Energy Resources, Inc. 515 Central Park Drive, Suite 408 Oklahoma City, Oklahoma 73105 Attention: Gas Accounting
All Notices: OGE Energy Resources, Inc. 515 Central Park Drive, Suite 408 Oklahoma City, Oklahoma 73105 Attention: Vice President
To Transporter: See Payments, Notices, and Contacts sheet in the Tariff.
13.
Changes in Rates and Terms: Transporter shall have the right to propose to the FERC changes in its rates and terms of service, and this Agreement shall be deemed to include any changes which are made effective pursuant to FERC Order or regulation or provisions of law, without prejudice to Shipper's right to protest the same.

14.
Governing Law. Transporter and Shipper expressly agree that the laws of the State of Colorado shall govern the validity, construction, interpretation, and effect of this Agreement and of the applicable Tariff provisions. This Agreement is subject to all applicable rules, regulations, or orders issued by any court or regulatory agency with proper jurisdiction.

15.
Sharing of Interruptible and Short Term Firm Transportation Revenue and Authorized Overrun Charges. Under this negotiated rate agreement, Shipper shall receive fifty percent (50%) of a pro rata share of the revenues received by Transporter from Interruptible and Short-Term Firm Transportation Services (net of variable costs and surcharges) until such time as the FERC modifies the treatment of the costs and revenues of such service. In addition, Shipper shall receive fifty percent (50%) of a pro rata share of any Authorized Overrun charges collected by Transporter (net of variable costs and surcharges) until such time as the FERC modifies the treatment of Authorized Overrun Charges. Shipper's pro rata share shall be determined and paid annually and shall be based upon the relationship of the total payments received by Transporter from the Shipper and the total revenues received by the Transporter.

16.
Most-favored Nations Rate Provision. From October 18, 2002 through the term of this Agreement, if a future shipper on an expansion of the Pipeline executes a transportation service agreement for service from the Cheyenne to the Greensburg area for the same length of service or shorter that has a negotiated or discounted rate that is lower on a 100 percent load factor basis than $10.3417 per month (equivalent to a rate of $0.34 per Dth per day on a 100% load factor basis), then the rate established in this Agreement shall be reduced by the difference between $10.3417 per month and the comparable negotiated or discounted rate for the MDQ. Rates for services using capacity release, discounts granted to Secondary Points, or rates resulting from the exercise of a ROFR right will not trigger this most favored nation provision.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

Transporter:		Shipper:
CHEYENNE PLAINS GAS PIPELINE COMPANY, L.L.C.		OGE ENERGY RESOURCES, INC.
By:	/s/ Thomas L. Price	By:	/s/ Craig R. Jimenez
	Thomas L. Price	Name:	Craig R. Jimenez
	Vice President	Title:	Vice President, Energy Marketing & Trading
Accepted and agreed to this 22nd day of February, 2007.		Accepted and agreed to this 20th day of March, 2007.

Exhibit "A"

Firm Transportation Service Agreement
between
 Cheyenne Plains Gas Pipeline Company, L.L.C.
and
 OGE Energy Resources, Inc.

Dated: April 14, 2004, amended and restated as of: March 1, 2007

1.
Shipper's Maximum Delivery Quantity ("MDQ"): See ¶11

Primary Receipt Point(s) (Note 1)	Effective Dates	Primary Receipt Point(s) Quantity (Dth per Day) (Note 2)	Minimum Pressure (p.s.i.g.)	Maximum Pressure (p.s.i.g.)
Curley	03/01/07 – 03/31/07	15,000	920	1,000
Red Cloud	03/01/07 – 03/31/07	1,700	920	1,000
Thunder Chief	03/01/07 – 03/31/07	43,300	920	1,000
Curley	04/01/07 – 12/31/07	15,000	920	1,000
Red Cloud	04/01/07 – 12/31/07	20,000	920	1,000
Thunder Chief	04/01/07 – 12/31/07	25,000	920	1,000
Curley	01/01/08 – 03/31/15	10,000	920	1,000
Red Cloud	01/01/08 – 03/31/15	20,000	920	1,000
Thunder Chief	01/01/08 – 03/31/15	40,000	920	1,000
Primary Delivery Point(s) (Note 1)	Effective Dates	Primary Delivery Point(s) Quantity (Dth per Day) (Note 3)	Minimum Pressure (p.s.i.g.)	Maximum Pressure (p.s.i.g.)
Greensburg	03/01/07 – 12/31/07	50,000	LP	880
South Rattlesnake Creek	03/01/07 – 12/31/07	10,000	LP	880
Greensburg	01/01/08 – 03/31/15	40,000	LP	880

NOTES:

(1)
Information regarding receipt point(s) and delivery point(s), including legal descriptions, measuring Parties, and interconnecting Parties, shall be posted on Transporter's Electronic Bulletin Board. Transporter shall update such information from time to time to include additions, deletions, or any other revisions deemed appropriate by Transporter.

(2)
Each receipt point quantity may be increased by an amount equal to Transporter's Fuel Reimbursement percentage. Shipper shall be responsible for providing such Fuel Reimbursement at each receipt point on a pro rata basis based on the quantities received on any Day at a receipt point divided by the total quantity delivered at all delivery point(s) under this Transportation Service Agreement.

(3)
The sum of the delivery quantities at delivery point(s) shall be equal to Shipper's MDQ.

Exhibit "B"

Firm Transportation Service Agreement
between
 Cheyenne Plains Gas Pipeline Company, LLC
and
 OGE Energy Resources, Inc.

Dated: April 14, 2004, amended and restated as of: March 1, 2007

Primary Receipt Point(s)	Primary Delivery Point(s)	Reservation Rate	Commodity Rate	Term of Rate	Fuel Reimbursement	Surcharges
As listed on Exhibit "A"	As listed on Exhibit "A"	(Note 1)	(Note 1)	03/01/07 – 12/31/07	(Note 2)	(Note 3)
Thunder Chief	Greensburg	(Note 4)	(Note 4)	01/01/08 – 03/31/15	(Note 2)	(Note 3)
Secondary Receipt Point(s)	Secondary Delivery Point(s)	Reservation Rate	Commodity Rate	Term of Rate	Fuel Reimbursement	Surcharges
All	All	$0.00	(Note 1)	03/01/07 – 12/31/07	(Note 2)	(Note 3)
All	All	(Note 4)	(Note 4)	01/01/08 – 03/31/15	(Note 2)	(Note 3)

NOTES:

(1)
Shipper shall pay negotiated reservation rates of $10.3417 per month. (The monthly reservation charge is equivalent to a rate of $0.34 per Dth per day on a 100% load factor basis.) Under the negotiated rates, there will be no commodity or usage charge, unless Transporter is required by the FERC to assess such a commodity charge, in which event the commodity charge shall be set at the minimum permissible level, and the reservation rate described above shall be reduced to a level that causes the combined commodity and reservation rates to equal a 100% load factor rate of $0.34. Should the FERC or a court with jurisdiction issue a ruling that has the effect of prohibiting Transporter from collecting, or penalizing Transporter for collecting the rates and revenues provided for herein, then the parties agree to enter into a substitute lawful arrangement, such that the parties are placed in the same economic position as if Transporter had collected such rates. The negotiated rate shall be applicable to revised primary receipt or delivery points, and Transporter shall agree to all requests for changes to primary receipt or delivery point changes if capacity is available at such points and the change can be made without adversely affecting system operations or other firm obligations.

(2)
Fuel Reimbursement shall be as stated on Transporter's Statement of Rates sheet in the Tariff, as they may be changed from time to time, unless otherwise agreed between the Parties.

(3)
Surcharges, if applicable: All applicable surcharges, unless otherwise specified, shall be the maximum surcharge rate as stated on the Statement of Rates sheet, as they may be changed from time to time, unless otherwise agreed to by the Parties.

Exhibit "B"

Notes (Cont.)

(4)
Shipper shall pay negotiated reservation rates of $10.3417 per month on the reduced MDQ of 40,000 Dth/day plus the difference between the negotiated reservation rate of $10.3417 per month and the monthly rates at which 20,000 Dth/day was turned back to Cheyenne Plains pursuant to the Open Season/Reverse Auction posted by Cheyenne Plains on January 29, 2007. The total monthly negotiated rate due from Shipper is $539,898.30, as detailed in the table provided below:

Capacity	Negotiated Monthly Rate/Dth	Released/Turnback Monthly Rate/Dth	Difference (if applicable)	Negotiated Rate Payment Due per Month
40,000 Dth/day (Retained Capacity)	$10.3417	N/A	N/A	$413,668.00
1000 Dth/day (Released/Turnback Capacity)	$10.3417	$2.7375 (equivalent to $.09/Dth on a 100% load factor basis)	$7.6042	$7,604.20
1000 Dth/day (Released/Turnback Capacity)	$10.3417	$3.0417 (equivalent to $.10/Dth on a 100% load factor basis)	$7.300	$7,300.00
1000 Dth/day (Released/Turnback Capacity)	$10.3417	$3.3458 (equivalent to $.11/Dth on a 100% load factor basis)	$6.9959	$6,995.90
1000 Dth/day (Released/Turnback Capacity)	$10.3417	$3.6500 (equivalent to $.12/Dth on a 100% load factor basis)	$6.6917	$6,691.70
1000 Dth/day (Released/Turnback Capacity)	$10.3417	$3.9542 (equivalent to $.13/Dth on a 100% load factor basis)	$6.3875	$6,387.50
15,000 Dth/day (Released/Turnback Capacity)	$10.3417	$4.2583 (equivalent to $.14/Dth on a 100% load factor basis)	$6.0834	$91,251.00
Total				$539,898.30

  Under the negotiated rates, there will be no commodity or usage charge, unless Transporter is required by the FERC to assess such a commodity charge, in which event the commodity charge shall be set at the minimum permissible level, and the reservation rate described above shall be reduced to a level that results in the same total payment to Cheyenne Plains. Should the FERC or a court with jurisdiction issue a ruling that has the effect of prohibiting Transporter from collecting, or penalizing Transporter for collecting the rates and revenues provided for herein, then the parties agree to enter into a substitute lawful arrangement, such that the parties are placed in the same economic position as if Transporter had collected such rates. The negotiated rate shall be applicable to revised primary receipt or delivery points, and Transporter shall agree to all requests for changes to primary receipt or delivery point changes if capacity is available at such points and the change can be made without adversely affecting system operations or other firm obligations.

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Transportation Service Agreement Rate Schedule TF-1